Exhibit 10.14

AMENDED AND RESTATED SCHOOL BUS HOLDINGS INC. PHANTOM AWARD PLAN

1. Purpose. The purpose of the School Bus Holdings Inc. Phantom Award Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long term performance goals of the Company and its Affiliates.

2. Definitions. When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee or other designee of the Board, duly appointed to administer the Plan.

“Affiliate” means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Award Percentage” means, with respect to a Phantom Award, the percentage of the Distributions that the Participant is entitled to receive.

“Board” means the Board of Directors of the Company.

“Capital Contributions” means capital contributions made by the Investor Holders following the Effective Date.

“Cause” means, as determined by the Board or its designee, (i) conviction of or plea of nolo contendere to a felony by Participant; (ii) acts of dishonesty by Participant resulting or intending to result in personal gain or enrichment at the expense of the Company or any of its Subsidiaries; (iii) conduct by Participant in connection with his duties that is fraudulent, unlawful or grossly negligent, including, but not limited to, acts of discrimination; (iv) engaging in personal conduct by Participant (including but not limited to employee harassment or discrimination, the use or possession at work of any illegal controlled substance) which seriously discredits or damages the Company or any of its Subsidiaries; (v) contravention of specific lawful direction from the Board or continuing inattention to or continuing failure to adequately perform the duties to be performed by Participant or; (vi) breach of any restrictive covenants that participate is subject to; provided, that, in the event that the Participant is subject to an any Employment Agreement with the Company or any of its Subsidiaries that contains a definition of “cause,” “Cause” under this Plan shall have the meaning set forth in such Employment Agreement.

“Change in Control” shall mean (i) if any Person (other than an Investor Holder) becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the then issued and outstanding securities of the Company (or either of its successors) or the Investor Holders no longer have the right by ownership or agreement to designate a majority of the Board; provided, that any underwriter or Person performing that role who becomes the beneficial owner of securities of the Company in connection with a public offering shall not constitute a Person described in this clause (i), or (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company (or either of its successors), whether by sale of assets, merger or otherwise (determined on a consolidated basis) to another Person other than a transaction in which the survivor or transferee is a Person controlling, controlled by, or under common control with, directly or indirectly, the Investor Holders.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company” means School Bus Holdings Inc.

“Creditable Distributions” means (x) a Participant’s Award Percentage multiplied by (y) the Distributions.

“Disability” means a determination by the Company in accordance with applicable law and the Company’s disability policies, that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) 90 consecutive days, or (ii) 180 days in any one (1) year period.

“Distributions” means, unless otherwise defined in a Phantom Award Agreement, distributions made to the Investor Holders on their Initial Investment in the Company after the Investor Holders have received the return of (x) their Initial Investment and (y) any Capital Contributions plus an annually compounded return of fifteen percent (15%) on any such Capital Contributions.

“Effective Date” means the date set forth in Section 17 hereof.

“Employment Agreement” means an agreement between a Participant and the Company or a Subsidiary of the Company which sets forth the terms and conditions to employment of the Participant by the Company or a Subsidiary of the Company.

“Fair Market Value” means the fair market value of the Phantom Awards as determined in good faith by the Board or its designee.

“Grant Date” means the date on which a Phantom Award under the Plan is granted to a Participant.

“Initial Investment” means Forty Million Dollars ($40,000,000).

“Investor Holders” means, collectively, Bus America Holding BV, Homerica Investment BV, Cerberus International, Ltd., Cerberus Partners L.P., Cerberus Institutional Series Three Holdings LLC, Cerberus Institutional America 2, and any other Affiliate under the control of Cerberus Capital Management, L.P. or Homerica Investment BV, and any subsequent transferee or purchaser of any capital stock or other form of equity interests in any such entity.

“Participant” means any employee, director, officer or any consultant of the Company or any Subsidiary of the Company who is selected to participate in the Plan in accordance with Section 4 hereof.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares or similar equity interests of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Phantom Award” means a right to receive an Award Percentage of the Distributions.

“Phantom Award Agreement” means the agreement between the Company and each Participant setting forth the terms and conditions applicable to a Phantom Award.

“Plan” means this Amended and Restated School Bus Holdings Inc. Phantom Award Plan.

“Subsidiary” means, with respect to any Person, any corporations, partnerships, business trusts, joint stock companies, associations, limited liability companies or other business entities of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

“Unvested Distributions” shall mean Creditable Distributions with respect to Unvested Phantom Awards.

“Unvested Phantom Awards” shall mean any Phantom Awards that are not Vested Phantom Awards.

“Vested Distributions” shall mean Creditable Distributions with respect to Vested Phantom Awards.

“Vested Phantom Awards” means any Phantom Award that have vested pursuant to a Phantom Award Agreement.

3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a) select the Participants;

(b) determine the Award Percentage covered by any Phantom Award; and

(c) establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties. With respect to Phantom Awards granted to a Participant who is a nonemployee director, the Plan shall be administered by the full Board and any references to the Administrator shall be deemed to be references to the Board.

4. Participation. Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any of its Subsidiaries who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

5. Phantom Awards Subject to the Plan.

(a) The maximum aggregate Award Percentage attributable to the Phantom Awards available under the Plan shall not exceed fifteen percent (15%).

(b) If any Phantom Award granted under the Plan shall be canceled, shall expire, or shall be repurchased, new Phantom Awards may thereafter be granted or purchased covering such Award Percentage.

6. Terms and Conditions of Phantom Awards.

(a) Grant of Phantom Awards. The Administrator may grant to a Participant the Award Percentage set forth in the Phantom Award Agreement. In connection with such grant, the Participant may be required to purchase the Phantom Award at a price set forth in the Phantom Award Agreement for such Participant.

(b) Vesting. Phantom Awards granted under the Plan shall vest at such time and upon such terms and conditions as may be determined by the Administrator, as set forth in a Phantom Award Agreement.

(c) Transferability of Phantom Awards. No Phantom Award granted under the Plan and no right arising under such Phantom Award shall be transferable other than by will or by the laws of descent and distribution except in accordance with the Plan or a Phantom Award Agreement.

(d) Distributions.

(i) After the grant of Phantom Awards, a Participant shall be entitled to receive, as soon as practicable following the payment of Distributions to the Investor Holders, the Vested Distributions.

(ii) After the grant of Phantom Awards, a Participant shall be credited into a bookkeeping account (a “Deferred Distribution Account”) an amount equal to the Unvested Distributions. To the extent that the Unvested Phantom Awards underlying the Unvested Distributions become Vested Phantom Awards, the Participant shall be entitled to receive a payment with respect to such Unvested Distributions within thirty (30) days following the date such Unvested Phantom Awards become Vested Phantom Awards.

7. Termination of Employment/Service. Unless otherwise provided in a Phantom Award Agreement:

(a) Phantom Interests.

(i) Upon a termination of employment or service of a Participant for any reason, the Unvested Phantom Awards shall be forfeited without consideration.

(ii) In the event of a termination of employment or service of a Participant for any reason, except as otherwise provided in a Phantom Award Agreement, the Vested Phantom Awards shall immediately terminate without the payment of consideration; provided, however, that, if the Participant’s employment is terminated (i) due to the Participant’s death or Disability or (ii) by the Company without Cause, the Vested Phantom Awards shall immediately terminate in consideration for an aggregate amount equal to the Fair Market Value of such Vested Phantom Award as of the date of such termination of employment or service; provided further that the Company may, in its sole discretion, deliver a promissory note to the Participant to pay the consideration for the cancellation of any Vested Phantom Award, with interest calculated at the prime rate (as defined in the Wall Street Journal), over a period not to exceed three (3) years.

(iii) Notwithstanding the foregoing, except as otherwise provided in a Phantom Award Agreement, upon a Change in Control prior to the Participant’s termination of employment, the Vested Phantom Award shall immediately terminate in consideration for an amount equal to the Fair Market Value of such Vested Phantom Award as of the time of such Change in Control and the Unvested Phantom Award shall terminate (if applicable pursuant to the vesting provisions of the Participant’s Phantom Award Agreement) without cosideration.

(b) Distributions. Upon a termination of employment or service of a Participant for any reason, the Unvested Distributions credited to such Participant’s Deferred Distribution Account shall be forfeited without consideration. Upon a Change in Control prior to the Participant’s termination of employment or service, the Unvested Distributions credited to the Participant’s Deferred Distribution Account shall be forfeited (if applicable pursuant to the vesting provisions of the Participant’s Phantom Award Agreement) without consideration. Following a termination of employment or service of a Participant for any reason or a Change in Control, the Participant shall not be entitled to receive any further Distributions.

8. Adjustments. In the event that the Investor Holders make, or a third party makes, an investment relating to the Company or any of its Affiliates following the Effective Date, the Administrator may, in its sole discretion and without liability to any person, make an adjustment, if any, as it deems to be equitable to the Plan or any outstanding Phantom Award, including, without limitation, adjusting the performance vesting criteria of any outstanding Phantom Award.

9. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any participant any right to continue such Participant’s relationship with the Company or any of its Subsidiaries, nor shall it give any employee the right to be retained in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause.

10. No Claim or Right Under the Plan for Phantom Awards. No employee, director or consultant of the Company or any of its Subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted a Phantom Award, to be granted any additional Phantom Award.

11. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate with respect to all federal, state, local and other taxes applicable to the grant, payment and holdings of Phantom Awards or the payment of the Deferred Distribution Account.

12. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall be indemnify and hold harmless each such member and each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.

13. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that (i) no amendment, suspension, or termination, without the consent of the Participants, shall affect adversely any then outstanding Phantom Awards, and (ii) no amendment or other action that requires shareholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon. Notwithstanding any terms of the Plan to the contrary, the Plan may be amended or modified by the Administrator at any time to the extent necessary to prevent non-compliance with Section 409A of the Code.

14. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

15. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without reference to conflict of laws principles.

16. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Effective Date. The Plan shall become effective as of [                    ], 2009.